Exhibit 99.1

                    Autodesk Announces 2-for-1 Stock Split

                      Plans to Discontinue Cash Dividend

    SAN RAFAEL, Calif., Nov. 18 /PRNewswire-FirstCall/ -- Autodesk Inc. (Nasdaq: ADSK), a global software and services company today announced that its board of directors has declared a 2-for-1 stock split on its common stock. The primary purpose of the stock split is to provide greater liquidity and wider distribution for stockholders and to allow the stock to be more accessible and attractive to a broader range of investors. The 2-for-1 split will be effected as a stock dividend. Stockholders as of the close of business on December 6, 2004, will be issued one additional share for each share of common stock held on the record date, with a payment date of December 20, 2004. The stock split will increase the number of shares outstanding from approximately 114 million shares to approximately 228 million shares.
    In addition, the company announced that it will discontinue its $0.03 per share quarterly dividend. The company believes that shareholder interests will be better served by eliminating the payment. Autodesk's dividend currently yields 0.2 percent. Dividend payments will cease after the payment in March 2005.
    "Autodesk performance has been outstanding," said Carol Bartz, Autodesk chairman and CEO. "We believe we have opportunities to continue to drive revenues with growth initiatives, including continued migration to our 3D products and increasing adoption of our lifecycle management solutions. The stock split recognizes our strong performance and our confidence in the future."

    Safe Harbor Statement
    This press release contains forward-looking statements regarding our future opportunities, performance and growth initiatives that involve risks and uncertainties. Factors that could cause actual results to differ materially include the following: general market and business conditions, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, particularly related to stock option expensing, changes in foreign currency rates, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, failure to achieve continued migration from our 2D products to our 3D products, and failure to grow lifecycle management or collaboration products.
    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2004, and Form 10-Q for the quarter ended July 31, 2004, which are on file with the Securities and Exchange Commission.

    About Autodesk
    Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits.
    Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

    CONTACT:

     Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                 John Clancy, john.clancy@autodesk.com, 415-507-6373

     Press: Kathleen O'Boyle, Kathleen.oboyle@autodesk.com, 415-507-6465 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

SOURCE  Autodesk, Inc.
    -0-                             11/18/2004
    /CONTACT: investors, Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or John Clancy, +1-415-507-6373, john.clancy@autodesk.com, or media, Kathleen O'Boyle, +1-415-507-6465, or Kathleen.oboyle@autodesk.com, Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com, all of Autodesk/
    /Web site:  http://www.autodesk.com/
    (ADSK)

CO:  Autodesk, Inc.
ST:  California
IN:  CPR STW
SU:  DIV